U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2015

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 27, 2015, Greatbatch, Inc. (the “Company”), Provenance Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Lake Region Medical Holdings, Inc., a Delaware corporation (“Lake Region”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into Lake Region, with Lake Region continuing as the surviving corporation and a wholly owned indirect subsidiary of the Company. The aggregate merger consideration to be paid by the Company to the equityholders of Lake Region will consist of approximately $478 million in cash and 5.1 million newly issued shares of common stock and options to purchase shares of common stock of the Company.

This aggregate merger consideration will be allocated among holders of Lake Region’s outstanding common stock, certain holders of options to purchase shares of common stock of Lake Region (“Options”), holders of restricted stock units of Lake Region and participants in Lake Region’s director’s deferred compensation plan. Certain outstanding Options held by senior management of Lake Region will be exchanged at the closing of the merger (“Rollover Options”) for fully vested options to purchase shares of common stock of the Company that retain the same aggregate spread value as the Rollover Options and contain substantially similar terms and conditions as applied to the Rollover Options.

In connection with the merger, the Company also will pay off all of Lake Region’s outstanding net funded debt, currently estimated at approximately $1.0 billion. The Company expects to fund the cash portion of the merger consideration and the repayment of Lake Region’s outstanding funded debt with a combination of new debt and cash on hand.

The Merger Agreement contains certain termination rights for both the Company and Lake Region, including if the merger is not completed on or before November 25, 2015; provided that if all the conditions to closing, as described below, other than the required regulatory approvals have been satisfied or waived, then such date may be extended for an additional ninety calendar days, to a date not beyond February 23, 2016.

The consummation of the merger is subject to customary closing conditions, including, without limitation, (i) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the merger, (ii) the receipt of regulatory approval or the expiration or termination of applicable waiting periods under the applicable antitrust laws of certain jurisdictions, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (iii) the shares of common stock of the Company to be issued in the merger as part of the merger consideration being approved for listing on the New York Stock Exchange and (iv) the approval of the merger by at least a majority of the voting securities held by the holders of Lake Region’s common stock. The consummation of the merger is not subject to a financing condition.

The Merger Agreement generally requires each party to take any and all action reasonably necessary to obtain approval of the merger under any antitrust law; provided, however, that neither party shall be required to agree to a divestiture transaction if it is not conditioned on consummation of the merger and, with respect to the Company only, if such divestiture transaction would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, taken as a whole.

The Merger Agreement contains detailed representations and warranties of the Company, Merger Sub and Lake Region. Lake Region and the Company have agreed to various covenants and agreements, including, among others, an agreement to conduct their respective businesses in the ordinary course during the period prior to the closing of the merger and not to engage in certain kinds of transactions during this period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Lake Region or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Lake Region or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Commitment Letter

On August 27, 2015, in connection with the signing of the Merger Agreement, Greatbatch Ltd., a direct wholly owned subsidiary of the Company and the direct parent of the Merger Sub, entered into a commitment letter (the “Commitment Letter”) with Manufacturers and Traders Trust Company, Credit Suisse Securities (USA) LLC, Credit Suisse AG, KeyBank National Association and KeyBanc Capital Markets Inc. The Commitment Letter provides a commitment, subject to customary conditions, for a (i) (A) a $300 million senior secured term loan A facility (the “TLA Facility”), (B) a $1.0 billion senior secured term loan B facility (the “TLB Facility”) and (C) a $200 million senior secured revolving facility, including a $15 million sublimit for standby letters of credit and a $15 million sublimit swingline loans (the “Revolving Facility”, and collectively with the TLA Facility and the TLB Facility, the “Senior Secured Facilities”), which Senior Secured Facilities will be secured on a first priority basis by a security interest in all or substantially all of the non-real estate assets of the Company, Greatbatch Ltd. and certain of their U.S. subsidiaries, subject to certain exclusions, and (ii) up to a $400 million senior unsecured bridge facility. It is expected that the Company will seek long-term debt financing in lieu of a portion or all of the drawings under the bridge facility, subject to market and other conditions. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger will not be realized, or will not be realized within the anticipated time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to the Company’s ability to successfully integrate the operations, products and employees of the Company and Lake Region; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on the Company’s and Lake Region’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; risks relating to the value of the Company shares to be issued in the transaction; access to available financing (including financing for the acquisition or refinancing of the Company’s or Lake Region’s debt) on a timely basis and on reasonable terms; and the following factors that may impact the Company’s and the combined company’s business: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; inability to timely and successfully implement cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for products; challenges to intellectual property rights; product liability claims; product field actions or recalls; inability to successfully consummate and integrate acquisitions and to realize synergies and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; failure to develop new products including system and device products; the timing, progress and ultimate success of pending regulatory actions and approvals, inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions; and other risks and uncertainties that arise from time to time and are described in the Company’s periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements in this Current Report on Form 8-K whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company has entered into the Merger Agreement pursuant to which the Company will issue 5.1 million shares of common stock or options to purchase shares of common stock as part of the merger consideration upon the closing of the merger. The issuance and sale of the shares of common stock is intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

To the extent relevant, the information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2015, by and among Lake Region Medical Holdings, Inc., Greatbatch, Inc. and Provenance Merger Sub Inc.*

10.1	Commitment Letter, dated as of August 27, 2015, by and among Manufacturers and Traders Trust Company, Credit Suisse Securities (USA) LLC, Credit Suisse AG, KeyBank National Association, KeyBanc Capital Markets Inc. and Greatbatch Ltd.

* Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2015	GREATBATCH, INC.

	By:	/s/ MICHAEL DINKINS
Michael Dinkins
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2015, by and among Lake Region Medical Holdings, Inc., Greatbatch, Inc. and Provenance Merger Sub Inc.*

10.1	Commitment Letter, dated as of August 27, 2015, by and among Manufacturers and Traders Trust Company, Credit Suisse Securities (USA) LLC, Credit Suisse AG, KeyBank National Association, KeyBanc Capital Markets Inc. and Greatbatch Ltd.

* Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.